Exhibit (d)(ix)

AMENDMENT NO. 7

to the

COMBINED INVESTMENT ADVISORY AGREEMENT

Amendment, as of August 15, 2005, to the Combined Investment Advisory Agreement dated June 13, 2003 (the “Agreement”) among Munder Series Trust (“MST”), on behalf of each of its series, and Munder Series Trust II (“MST II”) (f/k/a The Munder Framlington Funds Trust), on behalf of each of its series, and Munder Capital Management (“Advisor”), a Delaware partnership.

WHEREAS, the Munder U.S. Government Income Fund was merged with and into the Munder Bond Fund (each a separate portfolio of MST) on August 12, 2005;

WHEREAS, the Munder Tax-Free Bond Fund was merged with and into the Munder Tax-Free Short & Intermediate Bond Fund (each a separate portfolio of MST) on August 12, 2005; and

WHEREAS, the parties each desire to amend the Agreement to reflect such events.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST and MST II agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A dated as of August 15, 2005.

2. Schedules B1 and B2 to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B1 and B2 dated as of August 15, 2005.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

MUNDER SERIES TRUST
MUNDER SERIES TRUST II		MUNDER CAPITAL MANAGEMENT

By:	/s/ Stephen J. Shenkenberg	By:	/s/ Peter K. Hoglund
	Stephen J. Shenkenberg		Peter K. Hoglund
	Vice President and Secretary		Chief Administrative Officer

SCHEDULE A

August 15, 2005

Munder Series Trust
Liquidity Money Market Fund
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Institutional Money Market Fund
Munder Intermediate Bond Fund
Munder International Bond Fund
Munder International Equity Fund
Munder Internet Fund
Munder Large-Cap Core Growth Fund
Munder Large-Cap Value Fund
Munder Michigan Tax-Free Bond Fund
Munder Micro-Cap Equity Fund
Munder Mid-Cap Core Growth Fund
Munder Power Plus Fund
Munder Real Estate Equity Investment Fund
Munder Small-Cap Value Fund
Munder Small-Mid Cap Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short & Intermediate Bond Fund
Munder Technology Fund

Munder Series Trust II
Munder Healthcare Fund

SCHEDULE B1

As of August 15, 2005

Annual Fees (as a Percentage of Average Daily Net Assets)
Munder Technology Fund	1.00% of the first $300,000,000 of average daily net assets; 0.90% of average daily net assets from $300,000,001 to $1 billion; and 0.80% of average daily net assets in excess of $1 billion
Munder Healthcare Fund	1.00% of average daily net assets up to $250 million; plus 0.75% of average daily net assets of $250 million or more
Munder Internet Fund	1.00% of the first $1 billion of average daily net assets; and 0.90% of average daily net assets in excess of $1 billion
Munder Micro-Cap Equity Fund	1.00%
Munder Power Plus Fund	0.75%

SCHEDULE B2

As of August 15, 2005

Annual Fees (as a Percentage of Average Daily Net Assets)
Liquidity Money Market Fund	0.35%
Munder Balanced Fund	0.65%
Munder Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion
Munder Cash Investment Fund	0.35%
Munder Institutional Money Market Fund	0.20%
Munder Intermediate Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion
Munder International Bond Fund	0.50%
Munder International Equity Fund	0.75%
Munder Large-Cap Core Growth Fund	0.75% of the first $1 billion of average daily net assets; 0.725% of average daily net assets from $1 billion to $2 billion; and 0.70% of average daily net assets in excess of $2 billion
Munder Large-Cap Value Fund	0.75% of the first $100 million of average daily net assets; and 0.70% of average daily net assets in excess of $100 million
Munder Michigan Tax-Free Bond Fund	0.50%
Munder Mid-Cap Core Growth Fund	0.75%
Munder Real Estate Equity Investment Fund	0.74%
Munder Small-Cap Value Fund	0.75%
Munder Small-Mid Cap Fund	0.75%
Munder Tax-Free Money Market Fund	0.35%
Munder Tax-Free Short & Intermediate Bond Fund	0.50% of the first $200 million of average daily net assets; and 0.40% of average daily net assets in excess of $200 million